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                           ADOBE SYSTEMS INCORPORATED

                                   EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Adobe Systems Incorporated:

    We consent to the incorporation by reference in the Registration Statements (No. 33-10753, No. 33-18986, No. 33-23171, No. 33-30976, No. 33-36501, No.
33-38387, No. 33-48210, No. 33-63518, No. 33-78506, No. 33-83030, No. 33-83502,
No. 33-83504, No. 33-84396, No. 33-86482, No. 33-59335, No. 33-63849, No.
33-63851, No. 333-28195, No. 333-28203, and No. 333-28207) on FORM S-8 of Adobe
Systems Incorporated of our report dated December 16, 1997, relating to the consolidated balance sheets of Adobe Systems Incorporated and subsidiaries as of November 28, 1997 and November 29, 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended November 28, 1997, and related schedule appearing on page 42 of this FORM 10-K.

                                          KPMG Peat Marwick LLP

San Jose, California
February 17, 1998